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                        SECURED REVOLVING PROMISSORY NOTE

$75,000,000.00                                                   January 2, 2001
                                                      Greenville, South Carolina


         For value received, the undersigned HOMEGOLD, INC., a South Carolina corporation (the "Borrower"), hereby promises to pay to the order of CAROLINA INVESTORS, INC., a South Carolina corporation (the "Lender") (i) the principal amount of Seventy Five Million Dollars ($75,000,000), or if less, an amount equal to the aggregate unpaid principal amount of loans made from time to time by the Lender to the Borrower, and (ii) interest on the unpaid principal amount of this Note from the date hereof, payable monthly in arrears based on the average principal amount outstanding during such month, no later than the 15th day of the following month until this Note is paid in full at the per annum prime rate announced by the Wall Street Journal on the first day of the month in which interest accrues plus two percent. Notwithstanding any other provision of this Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Interest will be calculated on a daily basis computed on the actual number of days elapsed over a year of three hundred sixty-five (365) days. This Note shall mature, and all outstanding amounts hereunder shall be due and payable, on December 31, 2005.

         In order to secure the payment and performance in full of the obligations of Borrower to Lender under the terms of this Note, Borrower hereby grants to Lender a security interest in and to (1) all property of Borrower currently located in the State of South Carolina as of the date hereof, wherever hereafter located, and all property hereafter acquired by Borrower in the State of South Carolina, whether located elsewhere after such acquisition, in each case other than (a) Borrower's real property and (b) Borrower's property (including without limitation notes receivable and rights, documents and other collateral related thereto) now or hereinafter securing any other debts of Borrower or subject to any loan purchase facility of Borrower and (2) any and all proceeds from any and all of the foregoing collateral (including without limitation, all payments under insurance, or any indemnity, warranty, or insured closing letter, payable by reason of the loss or damage to or otherwise with respect to any of the foregoing) (collectively, the "Collateral").

          Borrower and Lender hereby acknowledge and agree that the security interest granted in the Collateral hereby is second in priority to, and subordinate in all respects to, (1) the security interest in any of the same Collateral granted by Borrower to Lender pursuant to that certain Guaranty of HomeGold, Inc. and Security Agreement dated December 31, 2000 by and between Borrower and Lender entered into in connection with the assumption of all of Borrowers debts to Lender as of December 31, 2000 by HomeGold Financial, Inc. and (2) any security interest, lien, set-off right or other encumbrance granted by Borrower to any bank.

          The Borrower may at any time prepay the whole or any part of the unpaid principal amount of this Note, without penalty or premium, with interest accrued to the date fixed for prepayment.

          The Borrower expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment and/or protest, and any and all other notices and demands whatsoever, and agrees to remain bound until the principal and interest are paid in full, notwithstanding any extension of
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time for payment or all or any part of the principal or interest hereof and notwithstanding any inaction by, or failure to assert any legal right available to Lender.

          In the event that this Note shall at any time after maturity or default be placed with an attorney for collection, Borrower agrees to pay, in addition to the entire remaining principal balance and accrued interest, all costs of collection, including without limitation reasonable attorneys fees, which attorneys fees shall be based upon the usual and customary hourly rates of Lender's counsel and not based upon a percentage of the balance due on this Note.

          Whenever Lender is referred to in this Note, such reference shall be deemed to include the successors and assigns of Lender, including without limitation subsequent assigns or holders of this Note, and all covenants, provisions and agreements by or on behalf of Borrower which are contained herein shall inure to the benefit of the successors and assigns of Lender.

          The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Lender, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

          Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of South Carolina applicable to contracts made and to be performed therein without consideration as to choice of law.

         In witness whereof, the Borrower has caused this Note to be executed on its behalf by its duly authorized corporate officer, to be effective as of the date first written above.

                                           HOMEGOLD, INC.

                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
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ACCEPTED AND AGREED:
CAROLINA INVESTORS, INC.

By:
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Name:
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Title:
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